PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Entest BioMedical, Inc. of our report dated November 23, 2015 on our audit of the financial statements of Entest BioMedical, Inc. as of August 31, 2015 and the related statements of operations, stockholders’ equity and cash flows for the years ended August 31, 2015 and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

November 22, 2016